UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 17, 2009
Date of Report (Date of earliest event reported)
HLTH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361
(Address of principal executive offices, including zip code)
(201) 703-3400
(Registrant’s telephone number, including area code)
(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     With respect to the fiscal year ended December 31, 2008, the Compensation Committee of the Board of Directors of HLTH Corporation has approved, at a meeting held on February 17, 2009, the following bonuses to be paid by HLTH to persons who were “Named Executive Officers” in the Proxy Statement for HLTH’s 2008 Annual Meeting:

Named
Executive Officer	Title	Bonus
Martin J. Wygod	Chairman of the Board and Acting Chief Executive Officer of HLTH	$1,500,000

Mark D. Funston	Executive Vice President & Chief Financial Officer of HLTH	$130,000

Charles A. Mele	Executive Vice President, General Counsel & Secretary of HLTH	$350,000
The above amounts were determined by the Compensation Committee of the HLTH Board, in its discretion. The Compensation Committee of the HLTH Board also approved payment of a special bonus of $250,000 to Kevin Cameron, the former Chief Executive Officer of HLTH (who is currently on medical leave), in recognition of his contributions in 2008 prior to the medical leave. In addition, the Compensation Committee of the HLTH Board approved a bonus of $250,000 to be paid by HLTH to Anthony Vuolo, who serves as Chief Operating Officer of WebMD Health Corp., a publicly traded subsidiary of HLTH (which we refer to below as WHC), in recognition for services he provided to HLTH during 2008 outside his responsibilities as an officer of WHC, including services in connection with HLTH’s divestitures and tender offer during 2008. HLTH owns approximately 83.5% of the outstanding common stock of WHC.
     With respect to the fiscal year ended December 31, 2008, the Compensation Committee of the Board of Directors of WHC approved, at a meeting held on February 17, 2009, the following bonuses to be paid by WHC to persons who were “Named Executive Officers” in the Proxy Statement for WHC’s 2008 Annual Meeting:

Named
Executive Officer	Title	Bonus
Wayne T. Gattinella	Chief Executive Officer of WHC	$135,000

Anthony Vuolo	Chief Operating Officer of WHC	$125,000

Nan-Kirsten Forte	Executive Vice President—Consumer Services of WHC	$45,000
The above amounts were determined by the Compensation Committee of the WHC Board, in its discretion. In addition, the Compensation Committee of the WHC Board approved the contribution to a Supplemental Bonus Program and Trust (the “Supplemental Bonus Trust”) of the following amounts for the listed Named Executive Officers of WHC:  $135,000 for Mr. Gattinella; $125,000 for Mr. Vuolo; and $45,000 for Ms. Forte. The amounts of the supplemental bonus contributions were determined by the Compensation Committee of the WHC Board, in its discretion. The Supplemental Bonus Trust will distribute the supplemental bonus contributions, together with actual net interest earned on the respective amounts, to the Named Executive Officers as promptly as practicable following March 1, 2010 (but in no event later than 2 1/2 months following such date); provided, however, that in order to receive such payment, the individual must continue to be employed by WHC on March 1, 2010 (unless their separation from employment occurs as a result of death or disability). Contributions to the Supplemental Bonus Trust are also being made by WHC for the benefit of certain other WHC officers and employees, subject to similar terms and conditions as apply to the listed Named Executive Officers of WHC.
     Mr. Wygod (who serves as Chairman of the Board of WHC) and Mr. Funston (who serves as Chief Financial Officer of WHC) were also “Named Executive Officers” in the Proxy Statement for WHC’s 2008 Annual Meeting. Messrs. Wygod and Funston are not receiving 2008 bonuses from WHC and no contributions are being made for their benefit to the Supplemental Bonus Trust.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HLTH CORPORATION
Dated: February 23, 2009	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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